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                                                                   EXHIBIT 10.15

                                   SUBLEASE

     THIS AGREEMENT OF SUBLEASE is made and entered into this ____ day of April, 1999, by and between Delta Engineering and Manufacturing, an Oregon Corporation (hereinafter called "Sublessor"), and HomeGrocer.com, Inc., a Delaware Corporation (hereinafter called "Sublessee").

     WHEREAS, Riggs & Company, a division of Riggs Bank N.A., as Trustee of Multi Employer Property Trust, successor in interest to Riggs Bank N.A. (hereinafter called "Lessor"), and Sublessor entered into a Lease dated May 20, 1996, (hereinafter called the "Lease") for certain premises described therein, located in Building E, 19801 SW 95th Place, Tualatin, Oregon as amended December 4, 1996 & April 17, 1997; and

     WHEREAS, Sublessor desires to lease to Sublessee the premises under the terms and conditions hereof; and

     WHEREAS, Lessor has agreed to consent to such sublease;

     NOW, THEREFORE, the parties mutually agree as follows:

     1. Sublessor does hereby lease to Sublessee approximately 21,477 square feet of space in Building E, located at 19801 SW 95th Place, Tualatin, Oregon, Building E as shown on Exhibit C. Sublessor agrees to leave space in a "Broom Clean" condition with all rack anchors removed from the warehouse floors, otherwise Sublessee has inspected the premises and agrees to take the same in their "AS-IS" condition at commencement of the Sublease term.

     2. This Sublease shall commence on April 1, 1999, and terminate on April 30, 2000.

     3. Sublessee shall pay to Sublessor, in advance, on or before the first day of each month of the term thereof, rent in an amount which shall be no less than Seven Thousand Three Hundred Two and No/100 Dollars ($7,302.00) in care of:
Delta Engineering and Manufacturing, 19500 SW Teton Avenue, Tualatin, Oregon 97065. Said rent shall be pro-rated in the event that the sublease commencement is other than the first day of the month.

     4. In addition to the above stated rent, Sublessee shall pay to Sublessor, Sublessor's pro-rata share of the operating expenses as set forth in Paragraphs 4A, 7, and l3B of the Lease the current amount of which is $2,856.00 per month and is subject to periodic adjustment. Such operating expenses shall be pro-rated for the date of occupancy.

     5. Sublessee shall pay to Sublessor Seven Thousand Three Hundred Two and No/100 Dollars ($7,302.00) as security deposit upon the execution of this Sublease as provided for in Paragraph 2B of the Lease.

     6. Any notice to be given to either party hereunder shall be given in writing at the following addresses:
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     SUBLESSOR:                                  SUBLESSEE:
     Delta Engineering & Manufacturing Company   HomeGrocer.com, Inc.
     19500 SW Teton Avenue                       1445 120th Avenue NE
     Tualatin, Oregon 97065                      Bellevue, Washington 98005-2127
     Attn: Barry Houk                            Attn: Terry Drayton, CEO
     (503) 692-4435 Phone                        (425) 943-2000 Phone
     (503) 691-8291 Facsimile                    (425) 688-1451 Facsimile

     7. The Lease, a copy (with all amendments and assignments) of which is attached hereto as Exhibit B, and all of its terms and conditions, except to the extent inconsistent with this Sublease, are hereby incorporated into this Sublease herein as though fully set forth by this reference as if Sublessor were the Landlord and Sublessee the Tenant. Sublessee shall perform and be subject to all of the duties and obligations of Sublessor thereunder as applicable to the subleased premises and to the term hereof. Sublessee shall promptly reimburse Sublessor, upon demand, for any cost or expense to Sublessor accruing under the Lease applicable to the term hereof and sublease premises, except for the monthly rent paid by Sublessor to Lessor from and after the date hereof, except for the Base Rent obligations under the Lease and as otherwise stated herein, for which Sublessor shall remain responsible, Sublessee assumes and agrees to perform all of the Tenant's obligations under the Lease and Sublessee shall be liable to remove all its own alterations, including fixtures and equipment Sublessee is purchasing from Sublessor, and to restore the premises to the condition existing as of the date Sublessee entered into occupancy. Sublessee shall not be obligated to remove the Tenant's alterations or to do any restoration work that is necessary to return the premises to the condition that existed as of the date the original Lease was signed (as would otherwise be require by Paragraph 8 entitled "Alterations" of the Lease. Prior to altering the condition of the premises existing at the time of this Sublease, Sublessee shall first describe such alterations in writing to Sublessor and obtain Sublessors consent to same which shall not be unreasonably withheld.

     8. Sublessee shall defend and indemnify Sublessor from and against all claims and liabilities (including but not limited to damages and attorney's fees) incurred by Sublessor as a result of any Sublessee's breach of this Sublease agreement. Such indemnification shall not apply to any obligation under the Lease that arose prior to Sublessee taking occupancy for which Sublessor is responsible or which relates to the conclusion in Section 14 of the Lease entitled "Liability" (which contains broad indemnification provisions) for which Sublessor would otherwise be responsible for such liability.

     9.   Sublessor shall have no right of Landlord liens as set forth in
Section 21 of the Lease.

     10. Sublessee's obligation with respect to the indemnity pertaining to Hazardous Materials as set forth in Section 26 of the Lease, shall only apply to the period for which Sublessee has occupancy of the premises and those which apply to Sublessee; use of activities of those of Sublessee; agents, contractors and invitees.

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     11.  Sublessee is not entitled rights of First Refusal or rights to an option to extend as set forth in paragraphs 30 and 31 of the Lease. In the event Sublessee seeks to enter into a new Lease with Landlord for an extended term for the premises Sublessor agrees to not exercise Its rights under these paragraphs.

     12. Sublessor and Sublessee warrant that all necessary corporate and partnership actions have been duly taken to permit Sublessor and Sublessee to enter into the Sublease, and that each undersigned officer or general partner has been duly authorized and instructed to execute this Sublease.

     13. The Sublease shall be subject to and contingent upon the prior written consent of Landlord. This Sublease may not be assigned, renewed or extended, nor shall the Premises, or any part thereof, be further sublet without the prior written consent of Landlord and Sublessor in each instance.

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     SUBLESSOR:
     Delta Engineering and Manufacturing Company, an Oregon Corporation


     By:   /s/ Barry Houk
        -----------------------------------------
     Name:  Barry Houk
          ---------------------------------------
     Title: Vice President of Administration
           --------------------------------------
     Date:  April 12, 1999
          ---------------------------------------


     SUBLESSEE:
     HomeGrocer.com, Inc.,
     a Delaware corporation


     By:   /s/ Daryl L. Stromswold
        -----------------------------------------
     Name:  Daryl L. Stromswold
          ---------------------------------------
     Title: Assistant Secretary
           --------------------------------------
     Date:  April 8, 1999
          ---------------------------------------

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